Exhibit 99.1

4Q13/FY13 Earnings Release	Page 1 of 5

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations

John Eldridge

(206) 272-6571

j.eldridge@f5.com

Public Relations

Alane Moran

(206) 272-6850

a.moran@f5.com

F5 Networks Announces Fourth Quarter and Fiscal 2013 Results

Fourth quarter revenue up 9 percent year over year; 2013 revenue up 8 percent from 2012

SEATTLE, WA—October 23, 2013—F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $395.3 million for the fourth quarter of fiscal year 2013, up 7 percent from $370.3 million in the prior quarter and 9 percent from $362.6 million in the fourth quarter of fiscal year 2012. For fiscal year 2013, revenue was $1.48 billion, up 8 percent from $1.38 billion in fiscal year 2012.

GAAP net income for the fourth quarter was $76.2 million ($0.97 per diluted share) compared to $68.2 million ($0.86 per diluted share) in the third quarter of 2013 and $67.7 million ($0.85 per diluted share) in the fourth quarter a year ago. GAAP net income for fiscal year 2013 was $277.3 million ($3.50 per diluted share) versus $275.2 million ($3.45 per diluted share) in fiscal year 2012.

Excluding the impact of stock-based compensation, amortization of purchased intangible assets and a loss on a facility sublease, non-GAAP net income for the fourth quarter was $99.2 million ($1.26 per diluted share), compared to $88.4 million ($1.12 per diluted share) in the prior quarter and $88.7 million ($1.12 per diluted share) in the fourth quarter of fiscal 2012. For fiscal year 2013, non-GAAP net income was $362.9 million ($4.59 per diluted share) versus $348.6 million ($4.37 per diluted share) in fiscal year 2012.

A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.

“The fourth quarter of fiscal 2013 was a positive finish to the year, characterized by strong demand for our new products and increasing traction in new and emerging market opportunities,” said John McAdam, F5 president and chief executive officer.

“Following the release of the BIG-IP 5000 and 7000 series at the end of the third quarter, our entire refreshed family of BIG-IP appliances was shipping in Q4, contributing to strong sales in the quarter and continuing momentum as we enter fiscal 2014. We also won several large deals driven by new and enhanced software modules, including Advanced Firewall Manager (AFM), Application Security Manager (ASM), Access Policy Manager (APM), and Policy Enforcement Manager (PEM). In addition, our Virtual Edition (software-only) products continued to gain traction, with revenue up 21 percent sequentially across a broad base of diverse customers.

4Q13/FY13 Earnings Release	Page 2 of 5

“As reflected in the number of large deals involving AFM, ASM and APM, security was a key business driver in Q4, and we continued to expand our integrated security offerings with the acquisition of Versafe, a provider of fraud detection and prevention solutions, in early September. In the service provider segment, we further strengthened our pipeline of Diameter signaling and routing opportunities with a number of Traffix design wins at major carriers.

“While the global economy shows no signs of improvement in the near term, we are confident that the company-specific drivers that contributed to our growth in Q4 will continue into fiscal 2014. As we look ahead to Q1, we expect to see continued strength in our new product offerings against the backdrop of our typical Q1 seasonality,” McAdam said.

For the first quarter of fiscal 2014, ending December 31, the company has set a revenue target of $390 million to $400 million with a GAAP earnings target of $0.81 to $0.84 per diluted share. Excluding stock-based compensation expense and amortization of purchased intangible assets, the company’s non-GAAP earnings target is $1.17 to $1.20 per diluted share.

A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended December 31, 2013
Reconciliation of Expected Non-GAAP First Quarter Earnings	Low	High
Net income	$63.7	$66.1
Stock-based compensation expense	$36.0	$36.0
Amortization of purchased intangible assets	$2.1	$2.1
Tax effects related to above items	($10.2)	($10.2)
Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$91.6	$94.0

Net income per share - diluted	$0.81	$0.84

Non-GAAP net income per share - diluted	$1.17	$1.20

Analyst/Investor Meeting

F5 will hold a meeting for analysts and investors at The Sofitel New York, from 8:00 a.m. to 12:30 p.m. Eastern Time on Thursday, November 14, 2013.

To register online, please visit: http://interact.f5.com/2013Q3SAIMInvestorRelations_2-Registration2.html.

For more information email the registration team at F5AIM@f5.com.

4Q13/FY13 Earnings Release	Page 3 of 5

The meeting will also be webcast live and an archived version will be available through January 22, 2014. The link for the live webcast and the archived version is www.f5.com/about/investor-relations/events-calendar.html.

About F5 Networks

F5 Networks (NASDAQ: FFIV) makes the connected world run better. F5 helps organizations meet the demands and embrace the opportunities that come with the relentless growth of voice, data, and video traffic, mobile workers, and applications—in the data center, the network, and the cloud. The world’s largest businesses, service providers, government entities, and consumer brands rely on F5’s intelligent services framework to deliver and protect their applications and services while ensuring people stay connected. Learn more at www.f5.com.

You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology. For a complete listing of F5 community sites, please visit www.f5.com/news-press-events/web-media/community.html.

Forward Looking Statements

Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

4Q13/FY13 Earnings Release	Page 4 of 5

GAAP to non-GAAP Reconciliation

F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions. In addition, a loss on a facility sublease has been excluded from GAAP net income for the purpose of measuring non-GAAP earnings and earnings per share in the fourth fiscal quarter of 2013.

Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.

4Q13/FY13 Earnings Release	Page 5 of 5

For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Condensed Consolidated Statement of Operations entitled “GAAP to Non-GAAP Reconciliation.”

# # #

F5 Networks, Inc.

Consolidated Balance Sheets

(unaudited, in thousands)

	September 30,	September 30,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$189,693	$211,181
Short-term investments	352,450	320,970
Accounts receivable, net of allowances of $3,259 and $3,254	204,205	185,172
Inventories	19,026	17,410
Deferred tax assets	16,342	10,362
Other current assets	34,655	30,986

Total current assets	816,371	776,081

Property and equipment, net	63,522	59,604
Long-term investments	728,981	662,803
Deferred tax assets	22,389	35,478
Goodwill	523,727	348,239
Other assets, net	75,564	28,996

Total assets	$2,230,554	$1,911,201

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$37,313	$27,026
Accrued liabilities	92,608	86,409
Deferred revenue	421,429	352,594

Total current liabilities	551,350	466,029

Other long-term liabilities	25,202	21,078
Deferred revenue, long-term	109,944	94,694
Deferred tax liabilities	5,346	—

Total long-term liabilities	140,492	115,772

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 78,090 and 78,715 shares issued and outstanding	262,505	326,922
Accumulated other comprehensive loss	(7,414)	(3,829)
Retained earnings	1,283,621	1,006,307

Total shareholders’ equity	1,538,712	1,329,400

Total liabilities and shareholders’ equity	$2,230,554	$1,911,201

F5 Networks, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net revenues
Products	$212,291	$209,718	$798,856	$818,555
Services	183,038	152,841	682,458	558,692

Total	395,329	362,559	1,481,314	1,377,247
Cost of net revenues (1)(2)
Products	35,151	35,752	129,066	137,102
Services	31,792	26,929	123,981	99,066

Total	66,943	62,681	253,047	236,168

Gross Profit	328,386	299,878	1,228,267	1,141,079
Operating expenses (1)(2)(3)
Sales and marketing	119,836	116,298	483,041	445,595
Research and development	54,464	47,731	209,614	177,406
General and administrative	26,512	24,015	102,401	91,775
Loss on facility sublease	2,393	—	2,393	—

Total	203,205	188,044	797,449	714,776

Income from operations	125,181	111,834	430,818	426,303
Other income, net	732	909	7,274	5,911

Income before income taxes	125,913	112,743	438,092	432,214
Provision for income taxes	49,682	45,026	160,778	157,028

Net Income	$76,231	$67,717	$277,314	$275,186

Net income per share - basic	$0.97	$0.86	$3.53	$3.48

Weighted average shares - basic	78,353	78,980	78,565	79,135

Net income per share - diluted	$0.97	$0.85	$3.50	$3.45

Weighted average shares - diluted	78,674	79,425	79,136	79,780

Non-GAAP Financial Measures
Net income as reported	$76,231	$67,717	$277,314	$275,186
Stock-based compensation expense (4)	22,031	26,343	104,212	95,348
Amortization of purchased intangible assets (5)	1,033	1,610	4,131	4,843
Acquisition-related charges (5)	—	—	—	750
Loss on facility sublease	2,393	—	2,393	—
Tax effects related to above items	(2,538)	(6,965)	(25,114)	(27,495)

Net income excluding stock-based compensation, amortization of purchased intangible assets, acquisition-related charges and loss on facility sublease (non-GAAP) - diluted	$99,150	$88,705	$362,936	$348,632

Net income per share excluding stock-based compensation, amortization of purchased intangible assets, acquisition-related charges and loss on facility sublease (non-GAAP) - diluted	$1.26	$1.12	$4.59	$4.37

Weighted average shares - diluted	78,674	79,425	79,136	79,780

(1) Includes stock-based compensation as follows:
Cost of net revenues	$2,258	$3,082	$11,118	$10,910
Sales and marketing	7,945	10,043	39,478	36,988
Research and development	7,638	8,036	32,668	27,876
General and administrative	4,190	5,182	20,948	19,574

	$22,031	$26,343	$104,212	$95,348

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$958	$1,458	$3,831	$4,361
Sales and marketing	75	152	300	482

	$1,033	$1,610	$4,131	$4,843

(3) Includes acquisition-related charges as follows:
General and administrative	$—	$—	$—	$750

	$—	$—	$—	$750

(4)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

(5)    Beginning with the second quarter of fiscal 2012, the company will exclude amortization of purchased intangible assets and acquisition-related charges in addition to stock-based compensation expense as a non-GAAP financial measure

F5 Networks, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Years Ended
	September 30,
	2013	2012
Operating activities
Net income	$277,314	$275,186
Adjustments to reconcile net income to net cash provided by operating activities:
Realized (gain) loss on disposition of assets and investments	(187)	546
Stock-based compensation	104,212	95,348
Provisions for doubtful accounts and sales returns	1,025	1,572
Depreciation and amortization	40,005	35,139
Deferred income taxes	474	(4,293)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(18,867)	(20,207)
Inventories	(1,617)	(262)
Other current assets	(3,614)	(998)
Other assets	683	(134)
Accounts payable and accrued liabilities	16,790	9,953
Deferred revenue	83,475	103,587

Net cash provided by operating activities	499,693	495,437

Investing activities
Purchases of investments	(938,571)	(1,059,853)
Maturities of investments	613,927	784,601
Sales of investments	212,011	81,444
Increase in restricted cash	(612)	(19)
Acquisition of intangible assets	—	(250)
Acquisition of businesses, net of cash acquired	(212,642)	(128,335)
Purchases of property and equipment	(26,583)	(29,867)

Net cash used in investing activities	(352,470)	(352,279)

Financing activities
Excess tax benefit from stock-based compensation	4,091	10,371
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	29,591	25,174
Repurchase of common stock	(200,000)	(184,776)

Net cash used in financing activities	(166,318)	(149,231)

Net decrease in cash and cash equivalents	(19,095)	(6,073)
Effect of exchange rate changes on cash and cash equivalents	(2,393)	470
Cash and cash equivalents, beginning of period	211,181	216,784

Cash and cash equivalents, end of period	$189,693	$211,181